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                               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Forms S-8 (Nos. 333-15111,333-34103 and 333-61907) of Advanced Digital Information Corporation of our report dated October 21, 1998 relating to the consolidated financial statements of EMASS, Inc., which appears in the Current Report on Form 8-K of Advanced Digital Information Corporation dated November 2, 1998.



PricewaterhouseCoopers LLP
Seattle, Washington
November 2, 1998